SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):    April 21, 2005


                        FIRST FINANCIAL BANKSHARES, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                Texas                                0-7674          75-0944023
 --------------------------------------------  -------------------  ------------
(State or other Jurisdiction of Incorporation)(Commission File No.)(IRS Employer
                                                                  Identification
                                                                       No.)


                      400 Pine Street, Abilene, Texas 79601
                      -------------------------------------
              (Address of Principal Executive Offices and Zip Code)

                  Registrant's Telephone Number (325) 627-7155


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02         Results of Operations and Financial Condition

     Attached as an exhibit to this Form 8-K is the earnings release for the quarter ended March 31, 2005 of First Financial Bankshares, Inc.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FIRST FINANCIAL BANKSHARES, INC.
                                           (Registrant)



DATE:  April 21, 2005             By:      /S/ F. Scott Dueser
                                           -------------------------------------
                                           F. SCOTT DUESER
                                           President and Chief Executive Officer

                                                                         EXHIBIT

For immediate release              For More Information:
                                   J. Bruce Hildebrand, Executive Vice President
                                   325.627.7155

                      FIRST FINANCIAL BANKSHARES ANNOUNCES
                         FIRST QUARTER EARNINGS RESULTS

ABILENE, Texas, April 20, 2005 - First Financial Bankshares, Inc. today reported earnings for the first quarter of 2005 of $12.1 million compared to $10.1 million in the same quarter the previous year. Basic earnings per share amounted to $0.78 compared with $0.65 in the same period last year. These results include the previously announced $3.0 million special distribution of proceeds to the Company from the merger of PULSE EFT Association and Discover Financial Services, Inc. Excluding the PULSE proceeds, net income for the first quarter of 2005 would have been $10.1 million, or $0.65 per share.

Several factors contributed to the first quarter's results. Net interest income increased 12.1 percent to $22.9 million compared with $20.4 million in the same quarter last year. The provision for loan losses rose to $410,000 in the first quarter compared with $178,000 in the previous year's first quarter, primarily as a result of loan growth. The net gain on sale of student loans was $1.3 million versus $1.8 million in the same quarter last year, the result of fewer student loans sold. Trust fees increased 8.8 percent to $1.7 million compared with $1.6 million in the same quarter last year. Revenue from service fees increased 17.5 percent to $5.0 million compared with $4.3 million a year ago, primarily as a result of increased use of an enhanced overdraft privilege product introduced in the second quarter of 2004 and an increase in the number of new accounts.

Noninterest expense increased 16.7 percent to $18.5 million from $15.9 million in the same quarter last year. Salaries and employee benefits rose 12.4 percent to $9.9 million in the first quarter of 2005 versus $8.8 million a year ago, due primarily to an increased number of total employees resulting from the recent acquisitions of banks in Granbury, Glen Rose and Clyde. The Company also incurred approximately $625,000 in the first quarter of 2005 from conversion and transition costs related to the acquisition of The Peoples State Bank in Clyde, additional audit costs from the implementation of provisions of Sarbanes-Oxley, and initial operating losses from the opening of the new Willow Park branch in late December 2004.

As of March 31, 2005, consolidated assets for the Company totaled $2.41 billion compared with $2.08 billion a year ago. Loans increased 24.2 percent in the first quarter of 2005 to $1.2 billion from $965.7 million in the same quarter last year. Total deposits rose 17.1 percent to $2.1 billion from $1.8 billion a year earlier. The acquisition of banks in Granbury, Glen Rose and Clyde accounted for $132 million of the loan growth and $211 million of the deposit growth. Shareholders' equity rose to $266.6 million as of March 31, 2005, compared with $263.4 million the prior year.

"Given the additional expenses we incurred from acquisition costs and Sarbanes-Oxley, we are pleased with the overall results of the first quarter," said F. Scott Dueser, President and Chief Executive Officer. "The continued growth of our franchise is very positive with the recent acquisitions of banks in Granbury, Glen Rose and Clyde, plus the opening of new branches in Willow Park and Abilene. The integration of these banks into our template is going well, and we are very pleased with the bankers who have become part of our family through these acquisitions. While we remain committed to growth, we are equally committed to working to improve our net earnings in the quarters ahead."

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company with consolidated assets totaling $2.4 billion operating ten separately chartered banks with 38 locations in Texas, a trust company and a technology operating company. These subsidiaries are First Financial Bank, N.A., Abilene, Clyde and Moran; First Financial Bank, N.A., Eastland, Ranger and Rising Star; First Financial Bank, N.A., Cleburne, Burleson and Alvarado; Hereford State Bank, Hereford; City National Bank, Mineral Wells; San Angelo National Bank, San Angelo; First Financial Bank, N.A., Southlake, Trophy Club and Keller; First Financial Bank, N.A., Stephenville, Granbury and Glen Rose; First National Bank, Sweetwater, Roby and Trent; Weatherford National Bank, Weatherford, Willow Park and Aledo; First Financial Trust & Asset Management Company, N.A.; and First Technology Services, Inc.

The Company is listed on The Nasdaq Stock Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our Web site at http://www.ffin.com.


                                      *****

Certain statements contained herein may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as "expect", "plan", "anticipate", "target", "forecast" and "goal". Because such "forward-looking statements" are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company's reports filed with the Securities and Exchange Commission, which may be obtained under "Investor Relations-Documents/Filings" on the Company's Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

                        FIRST FINANCIAL BANKSHARES, INC.
                   CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
                 (In thousands, except share and per share data)


                                                                            March 31,
                                                              -----------------------------------
                                                                      2005              2004
                                                              -----------------   ---------------
ASSETS:
Cash and due from banks                                       $          91,934   $        88,787
Fed funds sold                                                           50,950            15,175
Investment securities                                                   947,346           930,430
Loans                                                                 1,199,117           965,731
     Allowance for loan losses                                          (14,409)          (11,792)
                                                              -----------------   ---------------
Net loans                                                             1,184,708           953,939
Premises and equipment                                                   53,997            43,542
Goodwill and intangible assets                                           53,714            24,684
Other assets                                                             25,692            21,137
                                                              -----------------   ---------------
     Total assets                                             $       2,408,341   $     2,077,694
                                                              =================   ===============

LIABILITIES AND SHAREHOLDERS'  EQUITY:
Noninterest-bearing deposits                                  $         521,453   $       455,107
Interest-bearing deposits                                             1,556,481         1,319,173
                                                              -----------------   ---------------
     Total deposits                                                   2,077,934         1,774,280
Fed Funds purchased and repurchase agreements                            43,520            15,438
Other liabilities                                                        20,322            24,601
Shareholders' equity                                                    266,565           263,375
                                                              -----------------   ---------------
     Total liabilities and shareholders' equity               $       2,408,341   $     2,077,694
                                                              =================   ===============

                                                                      Three Months Ended
                                                                            March 31,
                                                              -----------------   ---------------
INCOME STATEMENTS                                                    2005              2004
                                                              -----------------   ---------------
Interest income                                               $          28,534   $        24,011
Interest expense                                                          5,677             3,627
                                                              -----------------   ---------------
Net interest income                                                      22,857            20,384
Provision for loan losses                                                   410               178
                                                              -----------------   ---------------
Net interest income after
     provision for loan losses                                           22,447            20,206
Noninterest income                                                       13,350             9,903
Noninterest expense                                                      18,542            15,890
                                                              -----------------   ---------------
     Net income before income taxes                                      17,255            14,219
Income tax expense                                                        5,179             4,126
                                                              -----------------   ---------------
     Net income                                               $          12,076   $        10,093
                                                              =================   ===============

PER COMMON SHARE DATA
Net income - basic                                            $            0.78   $          0.65
Net income - diluted                                                       0.78              0.65
Cash dividends                                                             0.34              0.31
Book value                                                                17.18             17.01
Market  value                                                             44.63             40.19
Shares outstanding - end of period                                   15,516,482        15,486,322
Average outstanding shares - basic                                   15,513,294        15,483,756
Average outstanding shares - diluted                                 15,579,419        15,558,525

PERFORMANCE RATIOS
Return on average assets                                                   2.04 %            1.96 %
Return on average equity                                                  18.19             15.85
Net interest margin (tax equivalent)                                       4.52              4.57
Efficiency ratio                                                          49.54             50.40


                        FIRST FINANCIAL BANKSHARES, INC.
                       SELECTED FINANCIAL DATA (UNAUDITED)
                      (In thousands, except per share data)


                                                                               Quarter Ended
                                               ---------------------------------------------------------------------------------
                                                   2005                                    2004
                                               -----------   -------------------------------------------------------------------
                                                March 31,       Dec. 31,        Sept. 30,         June 30,          March 31,
                                               -----------   -------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period                 $    13,837   $      13,680    $      11,932    $        11,792   $        11,576
Loans charged off                                     (390)         (1,099)            (331)              (317)             (241)
Loan recoveries                                        187             185              147                149               279
                                               -----------   -------------------------------------------------------------------
Net (charge-offs) recoveries                          (203)           (914)            (184)              (168)               38
Allowance established at acquisition                   365             457            1,400                  -                 -
Provision for loan losses                              410             614              532                308               178
                                               -----------   -------------------------------------------------------------------
Balance at end of period                       $    14,409   $      13,837    $      13,680    $        11,932   $        11,792
                                               ===========   ===================================================================

Allowance for loan losses /
     period-end loans                                 1.20  %         1.19  %          1.21 %             1.18  %           1.22 %
Allowance for loan losses /
     nonperforming loans                             462.6           324.7            295.8              690.7             767.0
Net charge-offs / average loans
     (annualized)                                     0.07            0.32             0.07               0.07             (0.02)


NONPERFORMING ASSETS
Nonaccrual loans                               $     3,112   $       4,142    $       4,564    $         1,691   $         1,531
Accruing loans 90 days past due                          3             120               60                 36                 6
                                               -----------   -------------------------------------------------------------------
     Total nonperforming loans                       3,115           4,262            4,624              1,727             1,537
Foreclosed assets                                    1,138             779              514                798               961
                                               -----------   -------------------------------------------------------------------
     Total nonperforming assets                $     4,253   $       5,041    $       5,138    $         2,525   $         2,498
                                               ===========   ===================================================================

As a % of loans and foreclosed assets                 0.35  %         0.43  %          0.46 %             0.25  %           0.26 %


CAPITAL RATIOS
Tier 1 Risk-based                                    15.37  %        16.46  %         17.50 %            18.88  %          19.31 %
Total Risk-based                                     16.41           17.49            18.56              19.87             20.33
Tier 1 Leverage                                       8.94            9.80            10.46              10.95             10.79
Equity to assets                                     11.07           11.47            11.98              11.98             12.68


                        FIRST FINANCIAL BANKSHARES, INC.
                       SELECTED FINANCIAL DATA (UNAUDITED)
                      (In thousands, except per share data)


                                                                       Three Months Ended
                                                                           March 31,
                                                             ------------------------------------
NONINTEREST INCOME                                                   2005              2004
                                                             ------------------   ---------------
Net gain on sale of student loans                            $            1,309   $         1,792
Net gain on sale of PULSE ownership rights                                2,980                 0
Net gain on securities transactions                                          41                18
Trust fees                                                                1,715             1,576
Service charges on deposits                                               5,018             4,271
Real estate mortgage fees                                                   412               424
Net gain on sale of real estate                                              12               114
ATM and credit card fees                                                  1,123               875
Other                                                                       740               833
                                                             ------------------   ---------------
    Total                                                    $           13,350   $         9,903
                                                             ==================   ===============




NONINTEREST EXPENSE
Salaries and employee benefits                               $            9,879   $         8,790
Net occupancy expense                                                     1,155               999
Equipment expense                                                         1,486             1,415
Printing, stationery and supplies                                           479               346
ATM and credit card expenses                                                680               550
Audit  fees                                                                 395               180
Professional fees                                                           589               259
Service charges from correspondents                                         383               384
Advertising and public relations                                            673               455
Amortization of intangible assets                                           103                34
Other                                                                     2,720             2,478
                                                             ------------------   ---------------
    Total                                                    $           18,542   $        15,890
                                                             ==================   ===============




SELECTED AVERAGE BALANCES
                                                                      2005              2004
                                                             ------------------   ---------------
Total loans                                                  $        1,205,462   $       973,966
Investment securities                                                   886,400           920,916
Federal funds sold and other short term investments                      71,521             8,059
                                                             ------------------   ---------------
    Total interest earning assets                            $        2,163,383   $     1,902,941
                                                             ==================   ===============

Interest-bearing deposits                                    $        1,539,383   $     1,326,534
Federal funds purchased and repurchase agreements                        44,421            24,804
                                                             ------------------   ---------------
    Total interest-bearing liabilities                       $        1,583,804   $     1,351,338
                                                             ==================   ===============

Shareholders' equity                                         $          269,193   $       256,152
                                                             ==================   ===============

Total assets                                                 $        2,401,232   $     2,075,607
                                                             ==================   ===============